EXHIBIT (D)(5)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made as of the 1st day of December, 2005, by and among THE CATHOLIC FUNDS, INC. a Maryland corporation (the "Fund Company"), CATHOLIC FINANCIAL SERVICES CORPORATION, a Wisconsin corporation (the "Adviser" and "Distributor"), and ZIEGLER CAPITAL MANAGEMENT, LLC, a Wisconsin limited liability company (the "Sub-Adviser").

                               W I T N E S S E T H

         For good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

         1.       IN GENERAL

                           The Sub-Adviser agrees, as more fully set forth
                  herein, to act as Sub-Adviser to the Fund Company with respect to the investment and reinvestment of the assets of The Catholic Equity Fund and, subject to the mutual agreement of the parties, of any other series of mutual fund of the Fund Company presently designated or designated in the future. The parties' agreement to appoint the Sub-Adviser as sub-adviser for any such additional series shall be reflected by modifying Exhibit A attached to this Agreement accordingly. The Catholic Equity Fund and any such additional series are referred to herein as a "Fund". The Sub-Adviser agrees to supervise and arrange the purchase of securities and the sale of securities held in the investment portfolio of each Fund.

         2. DUTIES AND OBLIGATIONS OF THE SUB-ADVISER WITH RESPECT TO INVESTMENTS OF ASSETS OF THE FUNDS

                                    (a) Subject to the succeeding provisions of
                           this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Directors of the Fund Company, the Sub-Adviser shall:

                           (i) Determine what securities shall be purchased or sold by each Fund specified on Exhibit A;

                           (ii) Arrange for the purchase and the sale of securities held in each Fund specified on Exhibit A; and

                           (iii) Provide the Adviser and the Directors with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under its Investment Advisory Agreement with the Fund Company and those of the Distributor under its Distribution Agreement with the Fund Company.

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                                    (b) Any investment purchases or sales made
                           by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; and (2) the provisions of the Articles of Incorporation and Bylaws of the Fund Company as amended from time to time; (3) any policies and determinations of the Board of Directors of the Fund Company; and (4) along with any amendments thereto, the fundamental investment policies of the relevant Fund, as reflected in the Fund Company's registration statement under the Act, or as amended by the shareholders of the Fund Company; provided that copies of the items referred to in clauses (2), (3) and (4) shall have been furnished to the Sub-Adviser.

                                    (c) The Sub-Adviser shall give the Fund
                           Company the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, negligence, reckless disregard of its obligations or duties hereunder or violation of applicable law ("disabling conduct") on the part of the Sub-Adviser (or any of its officers, directors, general partner(s), agents or employees (each a "Sub-Adviser Affiliate")), neither the Sub-Adviser nor any Sub-Adviser Affiliate shall be subject to liability to the Fund Company or to any shareholder of the Fund Company for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or actions performed or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund Company shall indemnify the Sub-Adviser and each Sub-Adviser Affiliate against any liability arising from their conduct under this Agreement to the extent permitted by the Fund Company's Articles of Incorporation, Bylaws and applicable law. This Section 2(c) shall survive the termination of this Agreement.

                                    (d) Nothing in this Agreement shall prevent
                           the Sub-Adviser or any affiliated person (as defined in the Act) of the Sub-Adviser from acting as investment advisor or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting. The Sub-Adviser will, however, promptly notify the Adviser when the Sub-Adviser undertakes to manage the assets of any other mutual fund sponsored by a Catholic organization. In addition, the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligation to the Fund Company under this Agreement or under the Act. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund Company's Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund Company in any way or otherwise be deemed an agent of the Fund Company.


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                                    (e) In connection with its duties to arrange
                           for the purchase and sale of each Fund's portfolio securities, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund Company and the Adviser, provided that a copy of any such agreement and any amendment thereto shall have been provided to the Sub-Adviser. The
                           Sub-Adviser will promptly communicate to the Adviser and to the officers and the Directors of the Fund Company such information relating to portfolio transactions as they may reasonably request.

                           Without limiting the generality of the foregoing,
                  with respect to the execution of transactions on behalf of a Fund, and except as otherwise instructed from time to time by the Board of Directors of the Fund Company, the Sub-Adviser shall place, or arrange for the placement of, all orders for purchases, sales or loans either directly with the issuer or with a broker-dealer, or other counterparty or agent selected by the Sub-Adviser. In connection with the selection of all such parties for the placement of all such orders, the Sub-Adviser shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion, as a secondary factor, purchase and sell portfolio securities from and to broker-dealers who provide research and analysis to the Sub-Adviser which the Sub-Adviser lawfully and appropriately may use in its capacity as Sub-Adviser, whether or not such research and analysis also may be useful to the Sub-Adviser in connection with its services to other clients. In recognition of such research and analytical services or brokerage services provided by a broker or dealer, the Sub-Adviser is authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Sub-Adviser determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

                           The Fund Company hereby authorizes any entity or
                  person associated with the Sub-Adviser that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. The Fund Company hereby consents to the retention by such entity or person of compensation for such transaction in accordance with Rule 11a2-2(T)(a)(iv).


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                           The Sub-Adviser may, where it deems it to be
                  advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for one or more Funds, and/or other clients of the Sub-Adviser in order to obtain best execution or lower brokerage commissions. In such event, the Sub-Adviser shall allocate the shares so purchased or sold, as well as the expense incurred in the transaction, in a manner it considers to be equitable and fair, and consistent with its fiduciary obligations to the Fund Company, the Funds and the Sub-Adviser's other customers.

                                    (f) The Sub-Adviser shall, where it deems it
                           appropriate, make recommendations to the Fund Company as to the manner in which voting rights, rights to consent to the Fund Company or Fund Action, and any other rights pertaining to the Fund Company or any of the Funds shall be exercised; provided that the Sub-Adviser shall have no obligation nor any authority to execute any voting proxies or consents on behalf of the Fund Company or any Fund, but rather shall promptly forward to the Fund Company all proxy and other solicitation materials that the Sub-Adviser may receive with respect to any such voting rights or consents.

                                    (g) The Sub-Adviser shall be responsible for
                           preparing and filing with the SEC all reports on
                           Schedule 13F required under Section 13(f) of the Securities Exchange Act of 1934 in connection with equity positions held by each Fund for which the Sub-Adviser has investment or voting discretion.

         3.       ALLOCATION OF EXPENSES

                           The Sub-Adviser agrees that it will furnish the Fund
                  Company, at the Sub-Adviser's expense, with all office space and facilities, equipment and clerical personnel necessary for carrying out the Sub-Adviser's duties under this Agreement.

         4.       CERTAIN RECORDS

                           Any records required to be maintained and preserved
                  pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act which are prepared or maintained by the Sub-Adviser on behalf of the Fund company are the property of the Fund Company and will be surrendered promptly to the Fund Company or the Adviser on request.


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         5.       REFERENCE TO THE SUB-ADVISER

                           Neither the Fund Company nor the Adviser or any
                  affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

         6.       COMPENSATION OF THE SUB-ADVISER

                           The Adviser agrees to pay the Sub-Adviser, and the
                  Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee as specified on Exhibit A.

         7.       DURATION AND TERMINATION

                                    (a) This Agreement shall go into effect with
                           respect to The Catholic Equity Fund on the date specified on Exhibit A attached hereto. In the event the parties hereto mutually agree that one or more series of the Fund Company should be included as additional "Fund(s)" hereunder, this Agreement shall become effective with respect to each such additional Fund(s) on the date(s) specified on Exhibit A hereto. Once effective with respect to any Fund, this Agreement shall, unless terminated as hereinafter provided, continue in effect for a period of two years with respect to such Fund, and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund Company's Board of Directors, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the relevant Fund, and, in either case, a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                    (b) This Agreement may be terminated by the
                           Sub-Adviser in its entirety or with respect to any one or more specifically identified Funds at any time without penalty upon giving the Fund Company and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund Company and the Adviser) and may be terminated by the Fund Company or the Adviser in its entirety or with respect to any one or more specifically identified Funds at any time without penalty upon giving the Sub-Adviser sixty
                           (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund Company shall be directed or approved by the vote of a majority of all of its Directors in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of each Fund with respect to which the Agreement is to be terminated. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also automatically terminate in the event that the Investment Advisory Agreement by and between the Fund Company and the Adviser is terminated for any reason.


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         8.       NOTIFICATION OF OWNERSHIP CHANGE

                           For so long as the Sub-Adviser is organized as a
                  limited liability company, it will notify the Adviser of any change in its ownership within a reasonable time of such change.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereto affixed, all as of the day and year first above written.

THE CATHOLIC FUNDS, INC.                 CATHOLIC FINANCIAL SERVICES CORPORATION

By:  /s/ Theodore F. Zimmer              By: /s/ Allan G. Lorge
     ------------------------------         ------------------------------------
     Theodore F. Zimmer, President          Allan G. Lorge, President

                                         ZEIGLER CAPITAL MANAGEMENT, LLC

                                         By: /s/ David G. Stoeffel
                                            ------------------------------------
                                               Signature

                                         Name:  David G. Stoeffel
                                               ---------------------------------
                                                    (Please print or type)

                                         Title: President
                                               ---------------------------------


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                                                                       EXHIBIT A

                            THE CATHOLIC FUNDS, INC.

                         ZIEGLER CAPITAL MANAGEMENT, LLC
                             SUB-ADVISORY AGREEMENT

1. Catholic Equity Fund:

         a. Effective Date: Effective date of Post-Effective Amendment No. 10 to The Catholic Funds, Inc.'s SEC Registration Statement on Form N-1A, which Amendment was filed with the SEC on December 1, 2005.

         b. Management Fee: computed daily and paid monthly at the annual rate of 20 basis points (0.20%) on the first $250 million of the Fund's average daily net assets, 18 basis points (0.18%) on the Fund's average daily net assets in excess of $250 million but below $500 million, and 15 basis points (0.15%) of the Fund's average daily net assets in excess of $500 million.


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